UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

Digipath, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 527-2060

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Compensation

On March 25, 2021, the Board of Directors of Digipath, Inc. (the “Company”), approved changes to the compensation arrangements for each of Edmond A. DeFrank and Dennis Hartmann for serving as directors of the Company, as follows:

●	Effective April 1, 2021, annual compensation is increased from $18,000 to $30,000, payable in quarterly installments of $7,500 each; and

●	Such compensation may now be paid in shares of common stock of the Company instead of cash, at the discretion of the Company.

In connection with the foregoing, the Board of Directors of the Company also approved changes to the compensation arrangements for Bruce Raben for serving as the Company’s Chairman of the Board, as follows:

●	Effective April 1, 2021, annual compensation has been increased from $30,000 to $60,000, payable in quarterly installments of $15,000 each; and

●	Such compensation may now be paid in shares of common stock of the Company instead of cash, at the discretion of the Company.

On March 25, 2021, the Board also approved the issuance of 200,000 shares of Common Stock as a bonus to each of Edmond A. DeFrank, Dennis Hartmann and Bruce Raben.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digipath, Inc.

Date: March 31, 2021

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer